SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TEMPLETON INCOME TRUST

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Templeton SUSTAINABLE EMERGING MARKETS BOND FUND

A SERIES OF Templeton INCOME TRUST

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301-1923

 IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Templeton Sustainable Emerging Markets Bond Fund (the “Fund”), a series Templeton Income Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/gtkjpjvzbg/072_stmt_0322.

The Information Statement describes a recent change involving the investment management of the Fund.  Franklin Advisers, Inc. (“Advisers”) currently serves as the investment manager to the Fund.  Under an exemptive order from the U.S. Securities and Exchange Commission, Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, Advisers, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  On December 9, 2021, the Board, on behalf of the Fund, appointed Templeton Asset Management, Ltd. (“TAML”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Advisers and TAML, effective December 15, 2021, pursuant to which TAML supports Advisers in providing investment advice to the Fund.  In connection with the appointment of TAML as a sub-advisor to the Fund, Jaap Willems has been added as a portfolio manager to the Fund.

A more detailed description of TAML and its investment operations, information about the new sub-advisory agreement with TAML, and the reasons the Board appointed TAML as a sub-advisor are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about March 15, 2022, to shareholders of record of the Fund as of March 14, 2022.  Householding is an option available to certain Fund investors.  The Information Statement will be available online until at least May 14, 2022.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

072 SHLTR 03/22

Templeton Sustainable Emerging Markets BOND Fund

A SERIES OF TEMPLETON INCOME TRUST

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301-1923

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Templeton Sustainable Emerging Markets Bond Fund (the “Fund”), a series of Templeton Income Trust (the “Trust”).  At a meeting held on December 9, 2021 (the “December Board Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed Templeton Asset Management, Ltd. (“TAML”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Franklin Advisers, Inc. (“Advisers” or the “Investment Manager”) the Fund’s investment manager, and TAML, effective December 15, 2021, pursuant to which TAML supports Advisers in providing investment advice to the Fund.  In connection with the appointment of TAML as a sub-advisor to the Fund, Jaap Willems has been added as a portfolio manager to the Fund.  Advisers has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about March 15, 2022 to all shareholders of record of the Fund as of March 14, 2022 (the “Record Date”).  The Information Statement will be available online at https://franklintempletonprod.widen.net/s/gtkjpjvzbg/072_stmt_0322 until at least May 14, 2022.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

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Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of Advisers, has approved a new sub-advisory agreement between Advisers and TAML (the “TAML Sub-Advisory Agreement”).  Advisers and TAML are both wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”).  This Information Statement provides details regarding TAML, the TAML Sub-Advisory Agreement and the reasons the Board appointed TAML as a new sub-advisor.

What is the Manager of Managers Structure?

Following the appointment of TAML as a sub-advisor, the Fund currently has one sub-advisor.  TAML provides Advisers with investment management advice (which may include research and analysis).  Pursuant to the Manager of Managers Order, Advisers has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Advisers also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, Advisers may allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors, and will monitor and evaluate each sub-advisor’s performance.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF TAML AS A SUB-ADVISOR TO THE FUND

Why was TAML appointed as a New Sub-Advisor?

Advisers recommended, and the Board approved, the appointment of TAML as a sub-advisor to the Fund in order to allow Jaap Willems to serve as a portfolio manager for the Fund. Prior to Advisers’ recommendation to the Board to approve the TAML Subadvisory Agreement, Michael Hasenstab, Executive Vice President of Advisers, and Calvin Ho, Senior Vice President of Advisers, were the named portfolio managers of the Fund, with Dr. Hasenstab designated as the lead portfolio manager. In December 2021, Advisers sought to add two new portfolio managers to the team – Mr. Willems and Vivian Guo, an employee of Advisers.  Mr. Willems and Ms. Guo are members of the Templeton Global Macro team and have been working with Dr. Hasenstab and Mr. Ho since 2015. They serve as Co-Heads of Global Macro ESG, having developed the team’s proprietary ESG scoring system (the Templeton Global Macro ESG Index, or TGM-ESGI) that is utilized by the Fund. Because Mr. Willems is an employee of TAML and not of Advisers, the Board approved TAML as a sub-advisor to the Fund in order to allow Mr. Willems to serve as a portfolio manager for the Fund.

Has the addition of TAML increased the Fund’s fees and expenses?

No.  The addition of TAML as sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by Advisers to TAML are deducted from the fees paid by the Fund to Advisers.  The approval of the TAML Sub-Advisory Agreement for the Fund will not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

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Information about TAML

TAML, located at 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore 038987, is organized as a Public Company Limited by Shares Incorporated Sg in Singapore and is registered as an investment advisor with the SEC.  TAML is a wholly owned subsidiary of Franklin Templeton Capital Holdings Private Limited, and an indirect wholly owned subsidiary of FRI.  Together, TAML and its affiliates manage, as of December 31, 2021, over $1.58 trillion in assets, and have been in the investment management business since 1947. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of December 27, 2021.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The following table sets forth the name, business address and principal occupation of the principal executive officer and each director of TAML.

Name and Address	Position	Principal Occupation
Manraj Singh Sekhon 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore, 038987	Co-Chief Executive Officer & Director	Chief Investment Officer for Franklin Templeton Emerging Markets Equity
John Goh 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore, 038987	Chief Compliance Officer	Chief Compliance Officer for Templeton Asset Management Ltd. ("TAML")
Sean Chee Hong Chong 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore, 038987	Company Secretary	Associate General Counsel
Seh Kuan Lim 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore, 038987	Director	Chief Accounting Officer-Asia
Ong, Tek-Khoan 7 Temasek Blvd., Suntec Tower 1, #38-03, Singapore, 038987	Director	SMD, Director of Private Equity

TAML does not manage or sub-advise other U.S. registered investment companies with investment objectives and strategies similar to the Fund.

material terms of the TAML Sub-Advisory Agreement

Below is a summary of the material terms of the TAML Sub-Advisory Agreement.  This summary is qualified in its entirety by reference to the TAML Sub-Advisory Agreement, a copy of which is attached as Exhibit A.

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Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of Advisers, TAML will provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.

Sub-advisory Fees.  TAML’s provision of sub-advisory services to the Fund will have no impact on the amount of investment management fees that are paid by the Fund or Fund shareholders because the fees that are received by TAML will be paid directly by Advisers.  Further, shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated.  The approval of the TAML Sub-Advisory Agreement will not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Under the TAML Sub-Advisory Agreement, Advisers pays TAML a sub-advisory fee of 25% of the “net investment advisory fee” paid by the Fund to Advisers.  The net investment advisory fee is defined in the TAML Sub-Advisory Agreement to equal (i) 96% of an amount equal to the total investment management fee payable to Advisers, minus any Fund fees and/or expenses waived and/or reimbursed by Advisers, minus (ii) any fees payable by Advisers to Franklin Templeton Services, LLC (“FT Services”) for fund administrative services.

Payment of Expenses.  During the term of the TAML Sub-Advisory Agreement, TAML will pay all expenses incurred by it in connection with the services to be provided by it under the TAML Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  TAML will use its best efforts to obtain for the Fund the most favorable price and execution available when placing trades for the Fund’s portfolio transactions. The TAML Sub-Advisory Agreement recognizes that TAML may place orders on behalf of the Fund with a broker who charges a commission for that transaction which is in excess of the amount of commissions that another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, in accordance with the Fund’s policies and procedures, the terms of the Fund’s investment management agreement, the Fund’s prospectus and Statement of Additional Information, and applicable law.

Limitation of Liability.  The TAML Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of TAML, neither TAML nor any of its directors, officers, employees or affiliates will be subject to liability to Advisers, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The TAML Sub-Advisory Agreement will continue in effect for two years after its effective date of December 15, 2021, unless earlier terminated. The TAML Sub-Advisory Agreement is thereafter renewable annually for successive periods of twelve (12) months by a vote of a majority of the Fund’s Independent Trustees at a meeting called for the purpose of voting on such approval, and either (a) the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which is defined in the Investment Company Act of 1940 (“1940 Act”), as the lesser of: (A) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund (a “1940 Act Majority Vote”), or (b) a majority of the Board as a whole.

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Termination.  The TAML Sub-Advisory Agreement may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to Advisers and TAML, or a 1940 Act Majority Vote of the Fund’s shareholders, or (ii) by Advisers or TAML upon not less than sixty (60) days’ written notice to the other party.

What fees were paid by the Fund to affiliates of TAML during the most recent fiscal year?

Information regarding the fees paid by the Fund to affiliates of TAML during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the TAML Sub-Advisory Agreement?

At the December Board Meeting, the Board of Trustees, including a majority of the trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), reviewed and approved the TAML Sub-Advisory Agreement for an initial two-year period.  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the TAML Sub-Advisory Agreement.

The Board reviewed and considered information provided by Advisers at the December Board Meeting with respect to the Sub-Advisory Agreement.  The Board also reviewed and considered the factors it deemed relevant in approving the Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by TAML; and (ii) the costs of the services to be provided by TAML.  The Board further reviewed and considered information provided by management showing the expected impact of hiring TAML on Advisers’ profitability consistent with the Manager of Managers Order.  The Board also considered that management proposed that the Board approve the TAML Sub-Advisory Agreement in order to facilitate a portfolio management team change, effective December 15, 2021.  The Board reviewed and further considered the form of TAML Sub-Advisory Agreement and the terms of the TAML Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the TAML Sub-Advisory Agreement were substantially similar to the terms and conditions of sub-advisory agreements for other Franklin Templeton (“FT”) mutual funds.

In approving the TAML Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of TAML is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which Advisers or TAML derives an inappropriate advantage.  The Board also determined that the terms of the TAML Sub-Advisory Agreement are fair and reasonable.  While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by TAML and currently being provided by Advisers and its affiliates to the Fund and its shareholders.  In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to the Manager of Managers Order granted to Advisers by the SEC, whereby Advisers and the Fund may, without shareholder approval, enter into sub-advisory agreements with sub-advisors that are indirect or direct wholly owned subsidiaries of FRI.  In particular, with respect to TAML, the Board took into account that one of two new portfolio managers proposed to serve as a portfolio manager for the Fund is an employee of TAML and helped develop the proprietary ESG scoring system that is utilized by the Fund.  The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by TAML to the Fund and its shareholders under the TAML Sub-Advisory Agreement; TAML’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of TAML and TAML’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

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The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds.  The Board noted the financial position of FRI, the parent of Advisers and TAML, and its commitment to the mutual fund business as evidenced by its reassessment of fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Fund by the FT organization. The Board specifically noted FT’s commitment to enhancing services and controlling costs, as reflected in its outsourcing of certain administrative functions, and growth opportunities, as evidenced by its acquisition of the Legg Mason companies.  The Board also noted FT’s attention focused on expanding the distribution opportunities for all funds in the FT family of funds.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by TAML to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of the performance results of the Fund in connection with the February 2021 annual contract renewal (Annual Contract Renewal) of the Fund’s investment management agreement and at regular Board meetings throughout the year.  The Board recalled that in connection with the Annual Contract Renewal the Board noted that the Fund commenced operations on April 1, 2013, and thus had been in operation for less than 10 years. The Board further recalled management’s continued confidence in the Fund’s portfolio management team, investment process and long-term prospects for the Fund.  The Board also recalled that management had continued to add resources to the portfolio management team as needed and that the sources of analysis and input had continued to expand. The Board further recalled its conclusion that the Fund’s management agreement should be continued for an additional one-year period, and any proposed changes closely monitored. The Board noted management’s proposal to retain TAML and make enhancements to the Fund’s portfolio management team, 80% policy under Rule 35d-1 under the 1940 Act and principal investment strategies, all as presented at the December Board Meeting, and determined that, in light of these changes, additional time will be needed to evaluate the effectiveness of management’s actions.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by TAML.  The Board noted that the addition of TAML will have no impact on the amount of management fees that are currently paid by the Fund as TAML will be paid by Advisers out of the management fee that Advisers receives from the Fund.  The Board further noted that the allocation of the fee between Advisers and TAML reflected the services to be provided by each. The Board concluded that the proposed investment sub-advisory fee is reasonable.

Management Profitability and Economies of Scale

The Board noted management’s belief that Advisers’ profitability is not expected to materially change as a result of the addition of TAML.  The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with Advisers had not changed as a result of the proposal to approve the TAML Sub-Advisory Agreement.

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Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the TAML Sub-Advisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

Advisers currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated December 29, 2017, between the Trust, on behalf of the Fund, and Advisers.  The Board most recently voted to renew the management agreement for the Fund on February 28, 2022.  Adviser’s principal offices are located at One Franklin Parkway, San Mateo, CA 94403-1906.  Advisers is an indirect, wholly owned subsidiary of FRI.  Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT TAML.”

The Trustees who are interested persons of Advisers or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by Advisers and its affiliates from the Fund.

The Trust employs Advisers to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the management agreement, Advisers has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities.  Advisers also may place orders for the execution of the Fund’s securities transactions.  In addition, Advisers has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors.  In allocating the Fund’s assets, Advisers has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays Advisers a fee equal to an annual rate of:

•        0.85%, up to and including $500 million;

•        0.80%, over $500 million, up to and including $1 billion; and

•        0.75%, over $1 billion.

The fee is calculated daily and paid monthly according to the terms of the management agreement.  Each class of the Fund’s shares pays its proportionate share of the fee.

For the fiscal year ended December 31, 2021, Advisers contractually agreed to waive or assume certain expenses so that common expenses (excluding Rule 12b-1 fees and acquired fund fees and expenses and certain non-routine expenses) for each class of the Fund do not exceed 0.89% until April 30, 2023. Advisers also contractually agreed in advance to reduce its fees as a result of the Fund's investment in Franklin Templeton affiliated funds (acquired fund) for at least one year following May 1, 2022.

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The investment management fee, as a percentage of the Fund’s net assets, for the fiscal year ended December 31, 2021, before and after waivers, was 0.85% and 0.00%, respectively. For the fiscal year ended December 31, 2021, the aggregate amount of the investment management fees paid by the Fund to Advisers was $0 (after fee waivers).  Investment management fees before waivers totaled $190,095.

TAML began serving as a sub-advisor to the Fund effective December 15, 2021.  Prior to the appointment of TAML as a sub-advisor, the Fund had no sub-advisors.  Advisers compensates TAML for providing investment management advice (which may include research and analysis services).  TAML pays FTIML for its services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is FT Services, with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of Advisers and TAML.  The fee for administrative services provided by FT Services is paid by Advisers based on the Fund’s average daily net assets, and is not an additional expense of the Fund. For the fiscal year ended December 31, 2021, Advisers paid FT Services administrative fees of $33,544.  FT Services will continue to provide administrative services to the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 944031906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

For the fiscal year ended December 31, 2021, the aggregate amount of 12b-1 fees received by Distributors from the Fund’s Class A, Class C and Class R shares was $49,853, substantially all of which was paid to third-party financial intermediaries.

Distributors does not receive compensation from the Fund for acting as the principal underwriter with respect to the Fund’s Class R6 or Advisor Class shares.

Distributors will continue to act as the principal underwriter for the Fund.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  FTIS is not paid by the Fund for its services.

FTIS will continue to act as the transfer agent, dividend-paying agent and shareholder servicing agent for the Fund.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

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Principal Shareholders

The outstanding shares and classes of the Fund as of March 14, 2022, are set forth in
Exhibit B.  To the knowledge of the Fund’s management, as of March 14, 2022, there were no other entities, except as set forth in Exhibit B, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of March 14, 2022, the officers and board members, as a group, owned of record and beneficially 2.99% of the Advisor Class of the Fund and less than 1% of the outstanding shares of the other classes of the Fund. The board members may own shares in other funds in Franklin Templeton.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923, Attention:  Co-Secretary.  The correspondence will be given to the Board for review and consideration.

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EXHIBIT A

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), made as of the 15th day of December 2021, by and between FRANKLIN ADVISERS, INC, a California corporation (“FAV”) and TEMPLETON ASSET MANAGEMENT LTD., a public company limited by shares incorporated in Singapore (“TAML”).

WITNESSETH

WHEREAS, FAV and TAML are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, FAV, pursuant to an investment management agreement (“Investment Management Agreement”), has been retained to render investment management services to Templeton Sustainable Emerging Markets Bond Fund (the “Fund”), a series of Templeton Income Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, FAV desires to retain TAML to render investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and TAML is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.         FAV hereby retains TAML, and TAML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

(a)        Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board”) and to the instructions and supervision of FAV, TAML agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.  FAV will continue to have full responsibility for all investment advisory services provided to the Fund, including determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the investment securities within the Fund shall be exercised.

(b)        Both TAML and FAV may place all purchase and sale orders on behalf of the Fund.

(c)        Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, TAML shall report daily all transactions effected by TAML on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

(d)        For the term of this Agreement, TAML shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

A-1

(e)        In performing its services under this Agreement, TAML shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Agreement and Declaration of Trust, and to the investment guidelines most recently established by FAV and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

(f)        In carrying out its duties hereunder, TAML shall comply with all reasonable instructions of the Fund or FAV in connection therewith.

2.         In performing the services described above, TAML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, TAML may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or TAML’s overall responsibilities with respect to accounts managed by TAML.  TAML may use for the benefit of its other clients any such brokerage and research services that TAML obtains from brokers or dealers. To the extent authorized by applicable law, TAML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3.         (a)        FAV shall pay to TAML a monthly fee in U.S. dollars equal to 25% of the net investment advisory fee payable by the Fund to FAV (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by TAML during the preceding month.

                        For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to FAV shall equal (i) 96% of an amount equal to the total investment management fees payable to FAV, minus any Fund fees and/or expenses waived or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

                        The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FAV relating to the previous month.

(b)        If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4.         It is understood that the services provided by TAML are not to be deemed exclusive. FAV acknowledges that TAML may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”).  FAV agrees that TAML may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, TAML may use information furnished by others to FAV and TAML in providing services to other such Clients.

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5.         TAML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.         During the term of this Agreement, TAML will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities.

7.         TAML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund.

8.         TAML will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where TAML may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.         This Agreement shall become effective as of the date first written above and shall continue in effect for two years.  If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

10        (a)        Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FAV and TAML, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or TAML upon not less than sixty (60) days’ written notice to the other party.

(b)        This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and in the event of any termination or assignment of the Investment Management Agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

11.       (a)        In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of TAML, neither TAML nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

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(b)        Notwithstanding paragraph 11(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by TAML pursuant to authority delegated as described in Paragraph 1(a), TAML shall indemnify FAV and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

(c)        No provision of this Agreement shall be construed to protect any director or officer of FAV or TAML from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12.       In compliance with the requirements of Rule 31a-3 under the 1940 Act, TAML hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. TAML further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13.       Upon termination of TAML’s engagement under this Agreement or at the Fund’s direction, TAML shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of TAML and relate directly and exclusively to the performance by TAML of its obligations under this Agreement; provided, however, that TAML shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case TAML shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or TAML’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.       Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

to FAV:

One Franklin Parkway

San Mateo, California 94403-1906

to TAML:

7 Temasek Blvd.,

Suntec Tower 1, #38-03

Singapore 038987

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16.       This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

18.       TAML acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Agreement and Declaration of Trust.  TAML agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that TAML shall not seek satisfaction of any such obligation from any shareholders of the Trust, the Fund nor from any trustee, officer, employee or agent of the Trust, or from any other series of the Trust.

18.       Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.

FRANKLIN ADVISERS, INC.

By /s/Edward D. Perks

Name:  Edward D. Perks

Title:    President

TEMPLETON ASSET MANAGEMENT LTD

By:/s/ Manraj S. Sekhon

Name:  Manraj S. Sekhon

Title:    Chief Executive Officer

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EXHIBIT B

OUTSTANDING SHARES OF THE TEMPLETON SUSTAINABLE EMERGING MARKETS BOND FUND AS OF MARCH 14, 2022.

Templeton Sustainable Emerging Markets Bond Fund	Outstanding Shares
Class A Shares	2,513,122
Class C Shares	188,784
Class R Shares	2,039
Class R6 Shares	135,004
Advisor Class Shares	507,320
Total	2,703,945

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Templeton Sustainable Emerging Markets Bond Fund as of March 14, 2022.

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Franklin Advisers Inc.* Franklin Templeton Investments Corporate Accounting SM970/3 One Franklin Parkway San Mateo, CA 94403-1906	785,807	31.27
	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	360,177	14.33
	Pershing LLC* One Pershing Plaza Jersey City, NJ 07399-0001	300,394	11.95
	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr. 499 Washington Boulevard Jersey City, NJ 07310-1995	290,236	11.55
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1102	147,932	5.89
Class C Shares	Pershing LLC* One Pershing Plaza Jersey City, NJ 07399-0001	67,437	35.72
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	25,460	13.49
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	16,667	8.83
	Richard J. and Janice S. Butkowsky P.O. Box33030 St. Petersburg, FL 33733-8030	11,079	5.87
Class R Shares	Franklin Advisers Inc. Franklin Templeton Investments Corporate Accounting SM970/3 One Franklin Pkwy. San Mateo, CA 94403-1906	1,000	49.05
	FTIOS Custodian* P.O. Box 33030 St. Petersburg, FL 33733-8030	623	30.57
	Mid Atlantic Trust Company* 1251 Waterfront Place Suite 525 Pittsburgh, PA 15222	243	11.94
	FTIOS Custodian* P.O. Box 33030 St. Petersburg, FL 33733-8030	170	8.32
Class R6 Shares	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	100,690	74.58
	Great-West Trust Co.* 8515 East Orchard Road 2T2 Greenwood Village, CO 80111	17,060	12.64
	Mid Atlantic Trust Company* 1251 Waterfront Place Suite 525 Pittsburgh, PA 15222	14,425	10.68
Advisor Class Shares	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	121,790	24.01
	Pershing LLC* One Pershing Plaza Jersey City, NJ 07399-0001	104,873	20.67
	Charles Schwab & Co.* 211 Main Street San Francisco, CA 94105-1905	67,643	13.33
	Charles Schwab & Co.* 211 Main Street San Francisco, CA 94105-1905	80,965	15.96
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1102	51,310	10.11
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	29,229	5.76
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*For the benefit of its customer(s).

Note: Rupert H. Johnson, Jr. who is an officer and/or trustee of the Trust, may be considered a beneficial holder of the Fund shares held by FRI. As a principal shareholder of FRI, he may be able to control the voting of FRI’s shares of the Fund.

072 STMT 03/22

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